Exhibit 10.1

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”), dated as of July 18, 2007, by and among Grande Communications Holdings, Inc., a Delaware corporation (the “Company”), Grande Communications Networks, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee an indenture, dated as of March 23, 2004 (the “Indenture”), providing for the issuance of 14% Senior Secured Notes due 2011 (the “Notes”), pursuant to which the Company issued Notes in the aggregate principal amount of $136,000,000 in 2004;

WHEREAS, on March 24, 2006, the Company issued Additional Notes in the aggregate principal amount of $32,000,000 (the “2006 Additional Notes”), as permitted by Sections 2.01(d), 2.02 and 4.09(a) of the Indenture;

WHEREAS, the Company desires to issue Additional Notes in the aggregate principal amount of $25,000,000 (the “2007 Additional Notes”) under the terms of the Indenture;

WHEREAS, the issuance of the 2007 Additional Notes is not permitted under Section 4.09 of the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that, with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (the “Requisite Consents”), compliance with any provision of the Indenture may be waived and the Indenture may be amended or supplemented, subject to certain exceptions as set forth therein;

WHEREAS, the Company has obtained the Requisite Consents to amend the Indenture as set forth herein to permit the issuance of the 2007 Additional Notes (the “Amendments”);

WHEREAS, the Company has made a request of the Trustee accompanied by a resolution of its Board of Directors authorizing the execution of this Supplemental Indenture and evidence that the Requisite Consents to the Amendments have been obtained and, concurrent with the execution hereof, the Company has delivered to the Trustee an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel;

WHEREAS, the Company and the Guarantor desire and have requested the Trustee to enter into this Supplemental Indenture to evidence the Amendments and the issuance of the 2007 Additional Notes; and

WHEREAS, pursuant to Article 9 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Effectiveness and Effect.  This Supplemental Indenture shall take effect at the time of the execution hereof, and the Amendments provided for below shall have no force or effect prior to such time.  Subject to the foregoing, the provisions set forth in this Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture.  All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Supplemental Indenture.  Except as amended hereby, the Indenture shall remain in full force and effect.

2.           Additional Notes.  The definition of the term “Additional Notes” set forth in Section 1.01 of the Indenture is hereby supplemented by adding the following sentence to the end of such definition:

“On May 24, 2006, the Company issued $32,000,000 of Additional Notes and on July 18, 2007, the Company issued $25,000,000 of Additional Notes.”

3.           Section 4.09.  Section 4.09(b) of the Indenture is hereby amended by (i) adding the words “or clause (13) of this Section 4.09(b)” to the end of clause (3); (ii) deleting the word “and” at the end of clause (11); (iii) deleting the period at the end of clause (12) and inserting “; and” in its place, and (iv) adding the following language as a new clause (13):

“(13) the incurrence by the Company and the Guarantors of Indebtedness in respect of the issuance of Additional Notes in the aggregate principal amount of $25,000,000 in July 2007.”

4.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

5.           Ratification of Indenture.  Except as amended and supplemented by this Supplemental Indenture, the Indenture is ratified in all respects and the terms and provisions of the Indenture remain in full force and effect.

6.           Severability.  In the event that any provisions of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.           Trust Indenture Act.  If any provisions hereof limit, qualify or conflict with any provisions of the TIA required under the TIA to be a part of and govern this Supplemental Indenture, the provisions of the TIA shall control.  If any provision hereof modifies or excludes any provision of the TIA that pursuant to the TIA may be so modified or excluded, the provisions of the TIA as modified or excluded hereby shall apply.

8.           New York Law to Govern.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9.            Successors.  This Supplemental Indenture shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and permitted assigns.

10.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

11.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

12.           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  July 18, 2007

GRANDE COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Roy H. Chestnutt
Name: Roy H. Chestnutt
Title: President and Chief Executive Officer

GRANDE COMMUNICATIONS NETWORKS, INC.

By:	/s/ Roy H. Chestnutt
Name: Roy H. Chestnutt
Title: President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Authorized Signatory